UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 21, 2006
(July 21, 2006)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

PNM Resources, Inc. (“PNMR”) and its wholly owned subsidiary, Texas New Mexico Power Company (“TNMP”), have jointly determined that the audited balance sheet for the fiscal year ended December 31, 2005 and the unaudited balance sheet for the interim period ended March 31, 2006 (the “Relevant Periods”) for TNMP and related financial statement notes of PNMR and TNMP will need to be restated because they do not reflect the proper allocation of goodwill between TNMP and First Choice Power, L.P. (“First Choice”), another wholly owned subsidiary of PNMR. As a result of the acquisition of TNP Enterprises, Inc. in 2005, PNMR recorded $499.2 million of goodwill. The amount of total goodwill recorded by PNMR does not change as this reallocation is between two of PNMR’s subsidiaries and has no impact on the Consolidated Balance Sheets of PNMR for the Relevant Periods. The allocation of goodwill, as set forth in the Notes to the Consolidated Financial Statements at December 31, 2005 and March 31, 2006, is detailed below.

	As Previously Reported	Restatement	As Restated
	(in thousands)

TNMP	$456,088	$(88,843)	$367,245
First Choice	43,067	88,843	131,910
Total PNMR Goodwill	$499,155	$-	$499,155

Paid-in-capital for TNMP and First Choice also change by the restatement amounts listed above.

The reallocation of goodwill has no effect on the Statements of Earnings or Statements of Cash Flows of TNMP. There was no effect on the revenues, cash flows, or liquidity of TNMP and PNMR resulting from the reallocation of goodwill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: July 21, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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